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                                                                  EXECUTION COPY

                   AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS


     AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS ("AGREEMENT") dated as of November 26, 2002, between TODHUNTER INTERNATIONAL, INC. (the "COMPANY") and
A. KENNETH PINCOURT, JR. ("EMPLOYEE").

     WHEREAS, Employee is employed by the Company as its Chief Executive Officer; and

     WHEREAS, Employee and the Company are parties to an Executive Employment Agreement dated July 15, 1999 (the "EMPLOYMENT AGREEMENT") and a Restated Executive Nonqualified Compensation Agreement dated February 9, 2000 (the "TOP HAT AGREEMENT"); and

     WHEREAS, Employee desires to retire from his employment with the Company and as the Chairman of the Company's Board of Directors, effective November 26, 2002; and

     WHEREAS, the Company and Employee desire to set forth the terms of their agreement with respect to their respective rights and obligations following Employee's retirement.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions and provisions set forth below, it is agreed as follows:

     1. Employee hereby retires from employment with the Company, and hereby resigns as Chief Executive Officer and Chairman of the Board of Directors of the Company, effective November 26, 2002. Employee also hereby resigns, effective November 26, 2002, from all positions as an officer or director of any subsidiary of the Company.

     2. In consideration of the mutual releases and additional promises set forth herein, and in satisfaction of obligations owed to him under the Employment Agreement and the Top Hat Agreement, Employee shall receive the payments and benefits set forth in the Attachment accompanying and hereby incorporated by reference into this Agreement (the "BENEFITS"). For purposes of determining eligibility for and computing the amounts of the Benefit Continuation described in paragraph 4 of the Attachment, Employee shall be treated as if he were a full-time employee of the Company at the level of Chief Executive Officer and Chairman of the Board of Directors. In the event that any such Benefits cannot be provided to Employee under the terms of the Company's benefit plans because Employee is not a full-time employee, the Company shall make the same or substantially similar benefits (with no reduction in coverage or amount) available to Employee under other arrangements at no additional cost to Employee. If and to the extent required by applicable law, the Company shall withhold taxes from payments made hereunder.

     3. Employee acknowledges that the Benefits above include and satisfy any and all amounts that may be due to Employee from the Company in connection with, directly or indirectly, Employee's employment by the Company and the termination thereof, including

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without limitation, any wages, salary, bonus, and any other compensation or benefit payment due Employee from the Company, under the Employment Agreement, the Top Hat Agreement, or otherwise.

     4. In exchange for the release granted to him hereunder, the Benefits and other promises included herein, Employee hereby fully, finally and unconditionally and forever releases, discharges and forgives, the Company and all its subsidiaries, all of their successors and assigns, and any and all of their past and present officers, directors, agents, representatives and employees (whether acting as agents for the Company or in their individual capacities) (the "RELEASEES"), from any and all claims, allegations, complaints, proceedings, charges, actions, causes of action, demands, debts, covenants, contracts, liabilities or damages of any nature whatsoever ("CLAIMS"), whether now known or claimed, to whomever made, which Employee had, has or may have against any or all of the Releasees for or by reason of any cause, nature or thing whatsoever, up to the effective date of this Agreement, known or unknown, including, by way of examples and without limiting the application of the foregoing, any actions, causes of action or claims under any contract or any federal, state or local decisional law, statutes, regulations or constitutions, any claims for notice or pay in lieu of notice, or for wrongful dismissal, discrimination, or harassment on the basis of any factor (including, without limitation, any claim pursuant to or arising under the Age Discrimination in Employment Act ("ADEA"), Title VII of the Civil Rights Act of 1964, as amended, the Employee Retirement Income and Security Act of 1974, as amended, the Americans with Disabilities Act, the Family and Medical Leave Act, the Florida Civil Human Rights Act, the Florida Equal Pay Law, the Florida Wage Discrimination Law, and any other federal, state or local legislation concerning employment or employment discrimination), and any claims, asserted benefits or rights arising by or under contract or implied contract, any alleged oral or written contract or agreement for employment or services, any claims arising by or under promissory estoppel, detrimental reliance, or under any asserted covenant of good faith and fair dealing, and any claims for defamation, fraud, fraudulent inducement, intentional infliction of emotional distress, or any other tortious conduct, including personal injury of any nature and arising from any source or condition, or pursuant to any other applicable employment standards or human rights legislation, or for severance pay, salary, bonus, commission, incentive or additional compensation, vacation pay, insurance or benefits; PROVIDED, HOWEVER, that nothing in this paragraph 4 shall have an effect on Employee's right to seek indemnification, to the fullest extent permitted under applicable law and the bylaws of the Company, with respect to liability incurred by him arising in any way from or in connection with his service as an employee, officer or director of the Company or any of its subsidiaries; PROVIDED FURTHER, HOWEVER, that nothing contained in this paragraph 4 shall affect, impair or release or discharge any Claims arising under or in connection with this Agreement, including, without limitation, claims for payments of the Benefits or with respect to claims arising under any existing benefit plans sponsored or provided by the Company under which he retains any entitlement whatsoever. Employee agrees that all prior agreements relating to Employee's employment or service with the Company or any of its affiliates or the termination of such employment or service, including, without limitation, the Employment Agreement and the Top Hat Agreement, are hereby terminated as of the date of Employee's execution of this Agreement and shall thereafter be of no further force or effect, except to the extent expressly provided herein. In the event that the Retirement Benefit set forth in paragraph 3 of the Attachment is not paid on or prior to December 16, 2002 (other than as a result of any action or inaction on the part of Employee or if, as demonstrated to the reasonable satisfaction of Employee, (i) the failure to pay is caused by an error or omission of an administrative or operational nature;

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(ii) funds were available to the Company to enable it to make the payment when due; and (iii) such payment is made within three business days following receipt of written notice from Employee of such failure to pay), the release granted under this paragraph 4 shall cease to be effective. The Claims released pursuant to the terms of this paragraph 4, subject to the exceptions set forth herein, are referred to hereinafter as the "EMPLOYEE RELEASED CLAIMS."

     5. In exchange for the release of Employee granted hereunder and other promises included herein, the Company, on behalf of itself and each of it subsidiaries and on behalf of all of their respective officers, directors, and employees (collectively, the "COMPANY RELEASERS"), hereby fully, finally and unconditionally and forever releases, discharges and forgives, Employee and all of his heirs, successors and assigns (the "EMPLOYEE RELEASEES"), from any and all Claims which are now known or claimed, to whomever made, which it or they had, has or may have against Employee for or by reason of any cause, nature or thing whatsoever, up to the effective date of this Agreement; PROVIDED, HOWEVER, that nothing in this paragraph 5 shall affect, impair or release or discharge any Claim arising under or in connection with this Agreement. In the event that the Retirement Benefit set forth in paragraph 3 of the Attachment is not paid on or prior to December 16, 2002 (other than as a result of any action or inaction on the part of Employee or if, as demonstrated to the reasonable satisfaction of Employee, (i) the failure to pay is caused by an error or omission of an administrative or operational nature; (ii) funds were available to the Company to enable it to make the payment when due; and (iii) such payment is made within three business days following receipt of written notice from Employee of such failure to pay), the release granted under this paragraph 5 shall cease to be effective. The Claims released pursuant to the terms of this paragraph 5, subject to the exceptions set forth herein, are referred to hereinafter as the "COMPANY RELEASED CLAIMS."

     6. Each party covenants, represents and warrants to the other party that such party has not asserted and will not assert, threaten or commence any claim, allegation, action, complaint or proceeding against (i) any of the Releasees, in the case of Employee, with respect to any Employee Released Claims, or (ii) any of the Employee Releasees, in the case of the Company, with respect to any Company Released Claims. If Employee or the Company should, after the execution of the Agreement make, pursue, prosecute, or threaten to make any claim or allegation, or pursue or commence or threaten to commence any claim, action, complaint or proceeding against (i) any of the Releasees, in the case of Employee, with respect to any Employee Released Claims or (ii) any of the Employee Releasees, in the case of the Company, with respect to any Company Released Claims, this Agreement may be raised as, and shall constitute, a complete bar to any such claim, allegation, action, complaint or proceeding, and the party against whom any such claim is asserted shall be entitled to recover from the other party all reasonable costs incurred by virtue of defending same, including reasonable attorneys' fees and expenses, without altering or diminishing the effectiveness of the release provisions provided under this paragraph 6 and paragraphs 4 or 5 hereof (as applicable); PROVIDED, HOWEVER, that nothing in this Agreement shall limit either Employee or the Releasees, individually or collectively, from bringing any Claim arising under or in connection with this Agreement. Employee and Company each represents that, as of the date hereof, they have no knowledge of any basis for claims against the other party.

     7. Employee shall return to the Company all files, records, keys or other Company property still in Employee's possession or under Employee's control, and shall otherwise comply

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with the provisions of Section 6 of the Employment Agreement, which Employee and the Company expressly agree shall survive Employee's resignation and the execution of this Agreement and shall continue to be applicable to Employee. Employee may retain records that relate solely to his own income, taxes, stock purchase or sale or option grant or exercise, or that otherwise relate to his personal business, all of which shall not be considered "Company property."

     8. Employee shall not disparage the Releasees or any of them in any manner whether to the media, or otherwise, and the Company Releasers shall not disparage Employee in any manner, whether to the media or otherwise; PROVIDED, HOWEVER, that nothing herein shall prohibit, or impose any liability or obligation on either party for, (i) complying in good faith with any subpoena, document production or informational request, interrogatory or other legal process, order, judgment or directive issued by, or in any proceeding before, any court, governmental agency or authority, arbitration panel or other tribunal or making such other disclosures as such party may be compelled to make by law or formal legal process, including, without limitation, the filing of all forms required to be filed by Employee under Section 16 of the Securities Exchange Act, or (ii) responding to any public statement by the other party which the responding party in good faith believes to be in breach of this paragraph 8.

     9. Employee and the Company expressly agree that all options held by Employee to purchase stock of the Company, whether or not vested as of the date hereof, shall be cancelled as of the date hereof and shall be of no further force or effect.

     10. Employee and the Company agree to keep this Agreement, the negotiations and circumstances surrounding this Agreement, and the terms and provisions of this Agreement strictly confidential and shall not disclose the same to any person, party or other entity, including without limitation to employees of the Company and/or its affiliated companies, other than (i) to Employee's family members, their respective attorneys, tax advisors, or the Internal Revenue Service, (ii) as either of them may be compelled to disclose by law or formal legal process, including, without limitation, the filing of all forms required to be filed by Employee under Section 16 of the Securities Exchange Act, or
(iii) to the extent that the existence, terms and/or provisions of this Agreement are disclosed in a filing with the Securities and Exchange Commission or any other governmental agency or authority, or in an exhibit to any such filing, or otherwise become a matter of public record in accordance with the other terms of this Agreement. Employee and the Company shall mutually agree upon a public statement to be made in connection with the retirement of Employee, and shall not otherwise comment or make any written or oral statement thereon, except as and to the extent required by law. In addition, Employee hereby consents to the filing of this Agreement by the Company as an exhibit to any Current Report on Form 8-K that the Company will file with the Securities and Exchange Commission after the execution of this Agreement, if the Company believes such filing is appropriate. If this Agreement is filed as an exhibit to a Form 8-K of the Company, this paragraph shall cease to be of any force or effect.

     11. Employee expressly agrees that, in return for the Benefits, the provisions of Section 7 of the Employment Agreement shall survive Employee's resignation and the execution of this Agreement and shall continue to be applicable to Employee until July 15, 2004.

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     12. The parties acknowledge and agree that any material breach by Employee of paragraphs 7, 8, 10 or 11 hereof will damage the Company irreparably, the specific amount of which will be difficult or impossible to ascertain. Employee acknowledges that in the event of any such material breach by Employee, which breach shall not have cured to the reasonable satisfaction of the Company within seven days after Employee's receipt of written notice thereof from the Company, the Company shall, in addition to such other remedies as may be available to the Company at law or in equity in respect of such uncured breach, be entitled to the following relief from a court of competent jurisdiction (without establishing the likelihood of irreparable injury or posting bond or other security): (a) injunctive relief, enjoining any such breach by Employee; and
(b) specific enforcement of Employee's obligation to perform Employee's obligations hereunder.

     13. The Company hereby agrees that Employee shall have no further obligation to perform services to the Company under the Employment Agreement. However, Employee agrees, in return for the Benefits and for no additional consideration, that he shall make himself reasonably available to the Company at mutually convenient times during normal business hours for up to 60 hours per month (but not to exceed 20 hours in any week or seven hours in any day, including travel time (if any)) through July 15, 2004, as a consultant in respect of the Company's ongoing business operations, and in order to assist the Company in its transition to a new Chief Executive Officer. If the Company requests Employee to provide consulting services which extend beyond any of the limitations referred to in the immediately preceding sentence, and if Employee agrees in his sole discretion to perform them, then Employee shall be compensated for his time spent in the performance of such services (including travel time, if any) at such hourly rate, or on such other basis, as shall be mutually agreed by the Parties, but in no event less than $300 per hour. Employee shall perform such consulting services at such location(s), and in such manner (E.G., in person or by telephone), as shall be mutually agreed by the parties in each case, and if such services are to be performed at a Company location, Employee shall be provided with the use of an office and access to adequate assistance while he is present at such location(s). In addition, Employee agrees to provide assistance to and shall cooperate with the Company, upon its reasonable request, with respect to any actual or potential claims, investigations, litigation, or other proceedings involving matters within the scope of Employee's duties and responsibilities during Employee's employment with the Company (it being understood that such assistance and cooperation shall in no event require Employee to expend any funds, or to make himself available for periods of time in excess of those referred to above with respect to consulting services (determined on an aggregate basis with time spent on such consulting services) or to subject himself to any personal liability or obligation to the Company or any third party). Any such assistance or cooperation shall be without charge by or payment to the Company until July 15, 2004 (subject to the limits referred to above with respect to consulting services (determined on an aggregate basis with time spent on such consulting services)), and thereafter shall be compensated, but only if and to the extent requested by the Company, at a rate of $300 per hour for each hour spent in connection therewith. If Employee receives any process or request requiring or asking Employee to respond, appear, provide information or be available for questioning relating to or potentially relating to any matters within the scope of Employee's duties or responsibilities during Employee's employment with the Company or any matter involving the Company or its affiliates, Employee shall, to the extent permitted by law, provide the Company with written notice of such process or request together with a copy (at the Company's expense) of all documentation received by Employee with respect to such process or

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request. Such notice and documentation shall be delivered to the attention of the General Counsel of the Company promptly upon Employee's receipt of such process or request. Nothing in this paragraph 13 shall limit Employee's entitlement to reimbursement for his expenses as provided in the Attachment hereto.

     14. Employee acknowledges that the Company has advised him to consult with an attorney of his choosing prior to signing this Agreement. Employee understands and agrees that he has the right and has been given the opportunity to review this Agreement and, specifically, the release in paragraph 4, with an attorney of his choice. Employee also understands and agrees that he has entered into this Agreement freely and voluntarily. Employee has twenty-one (21) days to consider the release of his rights under ADEA contained in paragraph 4, although he may sign this Agreement sooner if he so desires. Furthermore, once Employee has signed this Agreement, he has seven (7) additional days from the date he signs it to revoke his consent to the release of his rights under ADEA. Employee's release of his rights under ADEA will not become effective until seven (7) days after the date he has signed this Agreement, and the Benefits set forth in this Agreement shall not become due unless and until the period for such revocation has expired with no such revocation by Employee having occurred, but then shall be due retroactively to cover such period.

     15. Employee has agreed to execute this Agreement in return for the Benefits, certain of which Employee acknowledges he would not have been entitled to receive but for his agreement to the terms set forth herein.

     16. This Agreement shall not constitute an admission of any wrongdoing by Employee, the Releasees or any of them, or of having caused any injury to the other party by any acts or omissions on the part of Employee, Releasees or any of them, or a violation of any statutory regulatory or common law obligation owed to by any of them to the other party.

     17. Each party represents and warrants to the other that:

          (a) the entry into and performance of this Agreement by such party is not prohibited, restricted or impaired in any manner by any law, regulation, rule, court order, decree or agreement to which such party is a party, or by which such party knows itself or himself to be bound;

          (b) such party has the power and authority (in the case of the Company, corporate and otherwise), and has sufficient legal capacity (in the case of Employee) to execute, deliver and perform this Agreement;

          (c) such party has not relied upon any statement or representation of the other party, or of any other person with respect to or in connection with the negotiation and entry into of this Agreement, except as and to the extent fully set forth herein;

          (d) the Company represents and warrants that its execution, delivery and performance of this Agreement has been duly authorized by all necessary action, and that the person executing this Agreement on behalf of the Company is duly authorized to do so; and


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          (e) this Agreement has been duly and validly executed and delivered by such party and constitutes the valid and legally binding obligation of such party, enforceable against them in accordance with its terms and conditions.

     18. This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended, modified or terminated except by express written agreement between the parties. This Agreement shall be construed and governed by the laws of the State of Florida, as applicable to contracts to be performed wholly within that State. Each party irrevocably consents to the jurisdiction of United States District Court for the Southern District of Florida or of the state courts located therein, which shall be the exclusive venue and forum for any action, suit or proceeding arising under, with respect to or in connection with this Agreement. Each party hereby waives any objection to the foregoing choices of venue and forum based on FORUM NONCONVENIENS or similar principles. In the event of any action for breach of this Agreement, or to enforce the rights and Benefits provided for hereunder, the prevailing party shall be entitled to recover his or its costs, including reasonable attorneys' fees.

     19. The parties hereto have entered into this Agreement solely for their own benefit and in their own interest. Neither party intends to benefit any other person or entity. There are no intended third-party beneficiaries of this Agreement, and any and all benefit that may devolve upon any person or entity other than the parties hereto is purely incidental.

     20. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of Employee) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations shall be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or pursuant to the sale or liquidation of all or substantially all of the assets of the Company, and such assignee or transferee shall either assume the liabilities, obligations and duties of the Company generally, or shall expressly assume the liabilities, obligations and duties contained in this Agreement, either contractually or as a matter of law. No rights or obligations of the Employee under this Agreement may be assigned or transferred by the Employee other than his rights to compensation and benefits, which may be transferred only by will or the laws of descent and distribution.

     21. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, or (ii) two business days after being sent to the recipient by reputable overnight courier service (charges prepaid):


                  If to Employee:

                  A. Kenneth Pincourt, Jr.
                  1270 North Lake Way
                  Palm Beach, FL  33480

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                  with a copy (which shall not constitute notice) to:

                  Hogan & Hartson L.L.P.
                  875 Third Avenue
                  New York, New York 10022
                  Attention:  David Dunn, Esq.

                  If to the Company:

                  Todhunter International, Inc.
                  222 Lakeview Avenue
                  Suite 1500
                  West Palm Beach, FL  33402
                  Attention: President

Either party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

     22. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Employee and the Company. No waiver by either party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

     23. This Agreement may be executed in two identical counterparts, each of which, when taken together shall constitute one single instrument.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as set forth below.



Dated:   November 26, 2002                _____________________________________
                                          A. Kenneth Pincourt, Jr.


                                          TODHUNTER INTERNATIONAL, INC.


Dated:   November 26, 2002                By:__________________________________
                                             Name:
                                             Title:


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                                   ATTACHMENT

1. SALARY CONTINUATION:       Continuing payments, at the rate of $492,044 per
                              annum, through July 15, 2004, payable monthly or in such more frequent installments as the Company customarily pays its other executives.

2. BONUS CONTINUATION:        One payment of $150,491 on or before October 31,
                              2003. A second payment of $119,138 on or before August 31, 2004.

3. RETIREMENT BENEFIT:        Pursuant to Section 5 of the Top Hat Agreement,
                              the Company elects to accelerate the retirement benefits under Section 4 of such Top Hat
                              Agreement. Accordingly, the Company shall pay a lump sum payment on or before December 16, 2002, equal to the present value of one hundred and twenty (120) monthly payments of $11,085.25 commencing on such date, discounted at an interest rate equal to the thirty (30) year U.S. Treasury
                              Bill rate on such date.

4. BENEFIT CONTINUATION:      Continuing participation in, or receipt of
                              benefits under, any health insurance plan, employee benefit plan or other arrangement made available by the Company or its subsidiaries on the date hereof to its executives and key management employees, through July 15, 2004, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Employee's rights under the Consolidated Omnibus Budget
                              Reconciliation Act of 1986 and the regulations promulgated thereunder shall commence from and after July 16, 2004 to the fullest extent provided therein. In addition, Employee may continue to use a Company car, and the Company shall continue to maintain insurance on such car, through July 15, 2004. Employee's expense account will be cancelled; however, the Company shall reimburse
                              Employee for his reasonable out-of-pocket expenses incurred in the discharge of the services and provision of the cooperation and assistance described in paragraph 13.

5. WITHHOLDING:               All Benefits paid hereunder shall be subject to
                              withholding to the extent required under applicable law.

6. SECTION 280G REDUCTION:    The Benefits payable to Employee hereunder shall
                              be reduced to the extent required so that such Benefits shall not be an "excess parachute payment" within the meaning of Section 280G(b) of the Internal Revenue Code of 1986, as amended, and the Regulations thereunder. The determination of any



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                              reduction shall be made by the independent
                              certified public accountants of the Company on or before December 16, 2002 and such determination shall be final. Any reduction pursuant to this paragraph 6 shall be first applied against amounts described in paragraph 3 above (Retirement Benefit) and, if necessary, thereafter against amounts described in paragraph 2 above (Bonus Continuation).


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